UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2012

STEVIA FIRST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5225 Carlson Rd. Yuba City, California	95993
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, our results could differ materially from those expressed or implied by such forward-looking statements and assumptions. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. All statements made in this Form 8-K other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements about our business plan, our plan of operations over the next 12 months and our need to obtain future financing. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation, risks related to:

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General economic and business conditions;

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Our ability to continue as a going concern;

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Our ability to obtain financing necessary to operate our business;

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Our limited operating history;

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Our ability to recruit and retain qualified personnel;

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Our ability to manage future growth;

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Our ability to research and successfully develop our planned products;

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Our ability to obtain additional land suitable for stevia planting and to successfully cultivate stevia in California’s Central Valley;

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Our ability to successfully complete potential acquisitions and collaborative arrangements; and

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Other factors discussed under the section entitled “Risk Factors”.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. These forward-looking statements speak only as of the date of this Form 8-K.  Except as required by applicable law, we do not intend to update any of these forward-looking statements.

As used in this current report on Form 8-K and unless otherwise indicated, the terms the “Company”, "we", "us" and "our" refer to Stevia First Corp. and its subsidiaries, unless the context otherwise requires.

Item 1.01 Entry into a Material Definitive Agreement

On February 7, 2012, we entered into a Subscription Agreement (the “Subscription Agreement”) with one investor, pursuant to which such investor irrevocably agreed to purchase $1,250,000 in common stock and convertible notes from us over a twelve month period beginning on March 1, 2012.  Under the Subscription Agreement, the investor will purchase an aggregate of 625,000 shares of common stock and convertible debentures with an aggregate principal amount of $625,000 in five tranches, for proceeds to us of $250,000 per tranche, under the following schedule: (i) on March 1, 2012, 125,000 shares of common stock and a $125,000 debenture convertible into shares of our common stock at a conversion price of $0.65; (ii) on June 1, 2012, 125,000 shares of common stock and a $125,000 debenture convertible into shares of our common stock at a conversion price of $0.80; (iii) on September 1, 2012, 125,000 shares of common stock and a $125,000 note convertible into shares of our common stock at a conversion price of $0.95; (iv) on December 1, 2012, 125,000 shares of common stock and a $125,000 note convertible into shares of our common stock at a conversion price of $1.10; and (v) on March 1, 2013, 125,000 shares of common stock and a $125,000 note convertible into shares of our common stock at a conversion price of $1.25.   The conversion price of the common stock underlying each of the convertible notes is subject to adjustment upon a reclassification or other change in our outstanding common stock and certain distributions to all holders of our common stock.

Each convertible debenture issuable pursuant to the Subscription Agreement will, upon its issuance, bear interest at the rate of 6.0% per annum, payable semi-annually in arrears on June 30 and December 31 of each year, and will be convertible at the holder’s option into our common stock at the applicable conversion price. We may elect to make interest payments in common stock valued at the applicable conversion price. The entire principal balance of each debenture is due and payable three years following its date of issuance unless earlier redeemed by us in accordance with its terms. We may repay the principal and interest owing under each of the debentures in common stock at maturity or upon redemption of the debenture. The debenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the debenture to become or to be declared due and payable.

The offer and sale of the convertible debenture, the common stock and the common stock issuable upon conversion of the debenture pursuant to the Subscription Agreement (collectively, the “Securities”) has not been registered under the Securities Act of 1933 (the “Securities Act”), and such Securities are being sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act. We are under no obligation to register the resale of the Securities and do not expect to do so.  The Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The purchaser of the Securities has represented that it is an accredited investor as defined in the rules and regulations under the Securities Act and that it is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.06 Change in Shell Company Status

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.06.  In connection with the irrevocable and unconditional financing commitment under the Subscription Agreement described in Item 1.01 above, we have commenced operations as an agricultural biotechnology company engaged in the cultivation and harvest of stevia leaf and the development of stevia products. We are in the early stages of establishing a vertically-integrated enterprise that controls the process of stevia production from plant breeding through propagation, planting, cultivation, and harvesting, and which develops, markets, and sells stevia products.  As a result, our company has ceased to be a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).  Accordingly, we are providing the following information in this Form 8-K:

BUSINESS

We were incorporated under the laws of the State of Nevada on June 29, 2007 as Legend Mining Inc. We commenced operations by issuing shares and acquiring a mineral property located in the Province of Saskatchewan, Canada. We were unable to keep the mineral claim in good standing due to lack of funding and our interest in the property expired.  In September 2011 we entered into a lease for laboratory and office space in Yuba City, California, and since that time we have worked towards establishing our new business as an agricultural biotechnology company engaged in the cultivation and harvest of stevia leaf and the development of stevia products.  On October 10, 2011, we completed a merger with our wholly-owned subsidiary, Stevia First Corp., whereby we changed our name from “Legend Mining Inc.” to “Stevia First Corp.” Also on October 10, 2011, we affected a seven (7) for one (1) forward stock split of authorized, issued and outstanding common stock.  As a result, our authorized capital was increased from 75,000,000 shares of common stock with a par value of $0.001 to 525,000,000 shares of common stock with a par value of $0.001, and issued and outstanding shares increased from 7,350,000 to 51,450,000.

Our Current Business

On January 31, 2012, we completed a private placement of convertible debentures for net proceeds of $250,000 (the “January Private Placement”).  As further described in Item 1.01 of this Report, on February 7, 2012 we entered into the Subscription Agreement, pursuant to which we will receive proceeds of $1,250,000 over a 12 month period beginning on March 1, 2012 from the sale of 625,000 shares of common stock and a convertible note in the aggregate amount of $625,000.  In connection with the irrevocable and unconditional financing commitment under the Subscription Agreement, we have commenced operations as an agricultural biotechnology company engaged in the cultivation and harvest of stevia leaf and the development of stevia products. Our intent is to establish a vertically-integrated enterprise that controls the process of stevia production from plant breeding through propagation, planting, cultivation, and harvesting, and which develops, markets, and sells stevia products.    We hope to capitalize on the California Central Valley region’s agro-business agricultural infrastructure to become California’s major producer of stevia.

We expect to develop operations in California that will include stevia tissue culture, laboratory propagation, farming, and cultivation of stevia leaf.  Our business goals include:

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Developing high quality stevia seeds, seedlings and leaf supplies;

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Expanding the existing high-grade stevia supply chain with quality control and California stevia;

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Achieving and maintaining low cost production of stevia through process innovation and vertical integration (from seed and seedling development through to initial cultivation);

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Plant breeding to develop stevia varieties with higher content of better-tasting steviol glycosides;

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Conducting research and development through crossbreeding to improve strains, yield and disease resistance;

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Developing seed research, development and growth operations to ensure an increasing percentage of stevia leaf comes from the highest quality stevia seeds and seedlings; and

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Developing the capacity needed to meet forecast customer demand.

In furtherance of these business goals, we expect to focus on the following activities during calendar years 2012 and 2013:

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Construction of a tissue micropropagation laboratory, stevia nursery, and farming test plot in Yuba City, California;

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Adding additional acreage in California’s Central Valley, as necessary, to successfully cultivate and harvest stevia;

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Developing a branding and marketing campaign for our stevia leaf geared towards both industry and consumers;

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Pursuing a supply agreement for our planned stevia test plots with a company that currently refines and sells purified stevia extract; and

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Pursuing U.S. state and/or federal funding to develop stevia cultivation and processing industry in California.

We expect our total expenditures over the next 12 months to be approximately $1,034,000.  After giving effect to the funds raised in the January Private Placement and the commitments from the investor under the Subscription Agreement, as of the date of this Form 8-K we expect to have sufficient funds to operate our business over the next 12 months.  However, our estimate of total expenditures could increase if we encounter unanticipated difficulties.  In addition, our estimates of the amount of cash necessary to fund our business may prove to be wrong, and we could spend our available financial resources much faster than we currently expect. Also, the investor could fail to honor its commitments under the Subscription Agreement.  If we cannot raise the money that we need in order to continue to develop our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations. If any of these were to occur, there is a substantial risk that our business would fail.  We expect to continue to seek funding from our stockholders and other qualified investors in order to pursue our business plan.  Other than in connection with the Subscription Agreement, we do not have any arrangements in place for any future financing.  Sources of additional funds may not be available on acceptable terms or at all.

California’s Central Valley

Initially we intend to apply current methods of stevia propagation, cultivation, and mechanized harvesting in Yuba City, California, located in California’s Central Valley.  The Central Valley area produces more than $13 billion worth of food products annually and offers an ideal combination of land-base, climate and agro-industrial expertise and infrastructure. Our headquarters are currently located in Yuba City in the heart of the Central Valley.  This location should provide ready access to talent from University of California, Davis, one of the leading agricultural research universities in U.S., and the rich talent pool of farmers, agrologists, agricultural innovators and equipment suppliers in the area.  Following successful completion of our stevia test plot, we expect to expand acreage devoted to stevia planting in the Central Valley through acquisition or leasing of new land and alliances with local farmers.

About Stevia

History of Stevia Production and Commercialization

Stevia rebaudiana, popularly known as stevia, is a plant from the chrysanthemum family that is native to Paraguay. South American natives have used stevia as a sweetener in its raw, unprocessed form for hundreds of years. They call it “k’aa h’ee,” which means sweet leaf or honey leaf.  The small green plant’s leaves have a taste that can be 30 times sweeter than sugar.

Stevia is commercially produced in temperate regions of the world where it can be grown as a perennial crop. Stevia has been grown commercially in Brazil, Paraguay, Uruguay, parts of Central America, Thailand, China, and, in recent years, the United States. Most commercial stevia production now takes place in China, where growing conditions are favorable and labor costs support what has historically been a labor-intensive activity. According to an Equity Development report on Purecircle in January 2010, China currently has some 32,000 hectares of stevia under cultivation, accounting for approximately 80% of global stevia production.  The total volume of stevia leaf continues to increase globally and in every country within which stevia is being planted. According to PureCircle in their 2010 annual report, at mid-2010, total global leaf for the 2010 harvest was estimated at 70,000 to 100,000 tons. This is an increase of some 1,000% to 1,500% since 2002.

Since the 1970s, stevia has been used widely in Japan and has achieved high market penetration. It was the Japanese who led its cultivation in China for commercial use. Prior to 2008, stevia had been sold in the United States as a supplement, primarily in the natural food industry.  Following the issuance of the U.S. Food and Drug Administration’s (FDA) first no objection letter on December 17, 2008, various Rebaudioside A extracts, or Reb A, of 97% purity (referred to as Reb A 97), and 95% purity (referred to as Reb A 95), have been “generally recognized as safe” (GRAS) and permitted for use as sweeteners for food and beverages in the United States. The world’s second largest market for high-intensity sweeteners, the European Union, adopted regulations to approve stevia extract for use in in November 2011.

Steviol Glycoside Compounds

Stevia leaves contain nine to 12 compounds called steviol glycosides, which taste sweet but have no calories. These steviol glycosides are responsible for the sweet taste of the leaves of the stevia plant and are 30 times sweeter than sugar when in raw form. When refined, the steviol glycosides can reach sweetness levels 200 to 300 times greater than those of sugar, and range in sweetness from 40 to 300 times sweeter than sucrose. They are heat-stable, pH-stable, and do not ferment. They do not induce a glycemic response when ingested, making them attractive as natural sweeteners to diabetics and others on carbohydrate-controlled diets.

The steviol gylocoside compound Reb A is the sweetest of the steviol glycosides.  Historically, stevia was not processed to a high extract purity level, and as a result suffered from aftertaste or bitterness, which some have described as a licorice-like taste. However, isolating the glycoside Reb A has decreased this aftertaste. The GRAS notification issued by the US FDA applies only to extracted and refined stevia of at least Reb A 95.  Advanced stevia processing capabilities now enable the extraction of highly purified Reb A, at 97% and higher.  Typically, Reb A is extracted from the leaves and then purified for use in food and beverages.

A stevia plant with a high amount of Reb A in its leaves is important as Reb A, the sweetest component of the stevia leaf, is the specific extract of the plant that has been approved for use in the United States. The variety of the stevia plant is the single greatest factor in the production of Reb A, and the Reb A content of a stevia leaf can vary significantly depending on the stevia seedling. According to GLG Life Technologies, in 2009 the Reb A content in typical raw stevia leaf in China, currently the world’s largest producer, is 24.2%. Other stevia producers now breed seedlings that consistently produce a stevia plant with Reb A content levels of approximately 60% in the plant leaf.

Reb A and Stevia Cultivation

Developing a variety of stevia leaf with significantly higher Reb A content would allow for larger volumes of high-grade stevia extract with lower raw material (leaf) costs. Furthermore, the higher the Reb A content of a raw stevia leaf, the less costly the downstream processing activities required to increase its purity.  Our focus will be to develop varieties of stevia with high sugar content in general, or high Total Stevia Glycosides (TSG), and in particular, high Reb A content.  TSG and Reb A content increase as the plant matures, concentrating over time with sunlight. TSG declines when the plant flowers. Delaying flowering is key to allowing the plants to achieve higher Reb A content in the leaf and giving them more time to produce more leaves prior to harvesting.

The stevia plant is photoperiod sensitive, which means that it depends on a particular day-length to initiate flowering or some other stage of development. Stevia’s native range is 15 degrees to 25 degrees latitude, and passes through distinct stages with the seasons. TSG concentrates with vegetative growth in the longer days of summer. Typically the plant flowers when the length of the day shortens. In general, any undue stress will initiate flowering. This makes latitude, time of planting, and source of propagation key factors to commercial success. In recent years, growers have begun cultivating stevia farther from the equator to take advantage of longer summer days that promote higher TSG and Reb A content.  Virtually all the commercial production today is between 15 and 45 degrees latitude.  Yuba City, California is located at approximately 39 degrees latitude.

Stevia is native to semi-humid, sub-tropical climates where temperatures typically range from 21° F to 110° C. While tolerant of mild frost, hard frosts will kill the roots of the plant. Although stevia grows well on infertile, acid soils, it can also be cultivated on more neutral soils.  The range of average temperature highs and lows in Yuba City, California is 39° F to 97° F.

From Stevia Leaf to Extract

Stevia is commercialized as dry leaf, concentrated liquid, pulverized leaves or white concentrated powder. The liquid and the pulverized leaf have a light herbal aftertaste. The concentrated liquid is approximately 70 times sweeter than sugar and is often added to milk, tea, coffee or chocolate. The pulverized leaf is 30 times sweeter than sugar. The white concentrated powder is 150 times sweeter than sugar. If the white concentrated powder is refined into Reb A, its crystals are 200 to 300 times sweeter than sugar.

The Global Sweetener Industry

The value of the global sweetener market in 2009, dominated by sugar, was approximately US$58.3 billion, as reported by Reuters . According to Mintel’s 2011 report on Stevia and Natural Sweeteners, stevia is one of the fastest-growing newcomers in the $6 billion estimated sugar substitute market. This includes artificial chemical sweeteners as well as naturally derived non-caloric sweeteners.

There are two main segments of the global sweetener market: “nutritive” sweeteners, including sugar and high fructose corn syrup, which contain calories; and “non-nutritive” sweeteners, which are low- or zero-calorie sweeteners, and include zero-calorie high intensity artificial sweeteners such as aspartame and sucralose, as well as naturally derived sweeteners such as stevia. According to Mintel, sugar and high fructose corn syrup comprise 80% of the sweetener market and are growing in-line with population expansion, whereas non-nutritive sweeteners are projected to grow at 5% a year between 2008 and 2015. Artificial non-nutritive sweeteners have dominated the non-nutritive sweetener market, but the trend is toward natural sweeteners, according to the Mintel report.  The artificial sweetener market is expected to grow 5.5% annually through 2015, according to a July 2007 report by Global Industry Analysts on Artificial Sweeteners.

Traditional Nutritive Sweeteners

Sugar

Most governments subsidize the farming of sugar cane or sugar beet and related refinery costs because they consider sugar to be a necessity as a nutritive sweetener. Farmers producing either sugar cane or sugar beet in Europe and the United States have subsidies available to them.  Sugar subsidies pose a major barrier to the widespread use of other sweeteners.

While widely used, over-consumption of sugar carries risks. A recent United States Department of Agriculture (“USDA”) survey indicates that the average American consumes the equivalent of 160 pounds of sugar a year, or 35 teaspoons a day. That represents a 30% increase over 1980 consumption levels. It is believed that the increased consumption has contributed to increased rates of obesity, diabetes and other health related issues. In recent years, these concerns have stimulated a demand in the market for alternatives to sugar and especially non-nutritive sweeteners, a trend that is occurring globally.

Even with increased concern about the adverse health effects of over consumption of sugar, there is a looming shortfall in the world’s sugar supply. The price of sugar rose from about $0.10 per lb. to more than $0.60 per lb. over the last 10 years. And global sugar consumption is forecast to rise by more than 50% to nearly 260 million tons by 2030, according to Mintel and the World Health Organization.

High Fructose Corn Syrup

A modified form of corn syrup with an increased fructose level, high fructose corn syrup (HFCS) typically contains either 42% or 55% fructose, with the remaining sugars being primarily glucose and higher sugars. Since fructose is sweeter than glucose, the syrup’s overall sweetness can be increased. This results in a more cost-effective use over sugar in food processing. Since HFCS’s caloric content is equivalent to that of sugar, it raises the same health concerns to consumers and industry. In addition, the human body metabolizes fructose differently than it does glucose. Fructose does not trigger the release of appetite suppressing endorphins, leading some to hold the view that the high consumption of HFCS is associated with contributing to increasing rates of obesity.

Sugar Substitutes

Non-nutritive sweeteners, sometimes referred to as “artificial sweeteners” or “high-intensity sweeteners,” are generally synthesized by chemical processes and have a higher degree of sweetness than nutritive sweeteners. Non-nutritive sweeteners have low or no caloric content and do not include fermentable carbohydrates, preventing the creation of acids through oral bacteria that causes tooth decay. The low calorie content allows diabetic patients to enjoy the taste of regular sugar without adding calories to their diet while assisting in weight management to prevent heart diseases and obesity.  Increasing diabetic patient population, surging risks of heart diseases, and health-conscious populace are major factors driving growth in artificial sweeteners market. Demand for artificial sweeteners is expected to be stimulated by weight reduction efforts, attempts to develop foods for diabetic patients and others who need to cut sugar intake, and worries over dental cavities.

Non-nutritive sweeteners are used in variety of products including dairy products, bakery products, confectioneries, snacks, salad dressings, beverages as well as cosmetics and pharmaceuticals. Beverages, notably diet soft drinks, are the principal market for non-nutritive sweeteners.  The Coca Cola Company and PepsiCo, for example, are major purchasers and users of aspartame, a popular high-intensity sweetener, often used in diet sodas.  Growth in this market is largely affected by the ongoing trends in the end-user industry.

The United States dominates the world non-nutritive sweeteners market, with Europe and Asia-Pacific trailing the U.S. in sales. The three principal markets collectively account for more than 85% of global artificial sweeteners market and the Asia-Pacific region is projected to be the fastest growing regional market for artificial sweeteners, with a compound annual growth rate of more than 3.0% over the analysis period, according to a 2007 Global Industry Analysts report.  According to Tate and Lyle plc., the global high-intensity sweetener market was worth $1.2 billion in 2009. The market is likely to be affected by lower prices, entry of new players, particularly of the players operating in developing nations, expiry of patents protection and growing concerns about the usage of artificial sweeteners. This is paving way for the increased usage of various natural non-nutritive sweeteners such as stevia.

Sucralose

Produced by Tate & Lyle plc. under the brand name Splenda®, sucralose is now found in more than 4,500 products. Developed in the 1970s, sucralose is 600 times sweeter than sugar, heat stable and dissolvable in water. Sucralose is manufactured by chemically altering a sugar molecule and substituting three chlorine atoms for three hydrogen-oxygen groups. The use of chlorine molecules in sucralose has raised health concerns because they are used as the base of many pesticides.  According to Tate & Lyle plc., SPLENDA® has a 26% share of the high intensity sweetener market by value, making Tate & Lyle the largest single high intensity sweetener manufacturer in the world. Moreover, by volume, SPLENDA® Sucralose accounts for 89% of the global sucralose market.

Aspartame

One of the most widely used high-intensity sweeteners in the food and beverage industry, aspartame was discovered in 1967 and approved by the FDA in 1981. It is about 200 times sweeter than sugar, but is not heat-stable and so is not suitable for baking or cooking. Aspartame is, however, found widely in diet colas and also in some breakfast cereals, desserts and chewing gum. In the United States, Aspartame is marketed under the brand names Equal™ and NutraSweet™.  Global demand for aspartame is expected to grow below the industry average due to rising safety concerns and competition from sucralose in food and beverage applications.

Polyols

Polyols, or sugar alcohols, are produced by hydrogenation or fermentation of different carbohydrates. A few of the more common types of polyols include maltitol, erythritol, sorbitol, isomalt and xylitol. Most polyols occur naturally in vegetables, fruits and mushrooms, and are also regularly present in fermented foods such as wine or soy sauces. Polyols are not generally considered non-nutritive sweeteners because they contain calories, although they do contain fewer calories than sugar.  In addition, they are not considered high-intensity sweeteners, as they are no sweeter than sugar and may even be less sweet.  They are added to foods because of their low caloric content and are often combined with high-intensity sweeteners. Excluding erythritol, the laxative effect that most polyols have can cause digestive problems. They are now used mainly in sugar-free gums in low doses.

Demand for polyols may be driven by consumers’ perceptions regarding the benefits of natural products and the continued interest of the consumers to reduce the sugar intake for combating diabetics, tooth decay and obesity. Demand for functional carbohydrates such as palatinose, among others, is likely to increase, as these products satisfy the consumer’s quest for healthy, flavor and texture rich products.

Saccharin

Some 300 times sweeter than sugar, saccharin is marketed under the brand name Sweet 'N' Low®. Saccharin is heat stable, has a long shelf life and remains relatively cheap to produce. But it has been known to have a bitter aftertaste and has been subject to controversy over possible carcinogenic side effects. Canada banned saccharin in1977.

The Market for Stevia

Stevia represents a new category of natural, plant-based, zero-calorie, high-intensity sweetener.  Stevia measures zero on the glycemic index, which is important in the diabetic market and benefits from growing consumer understanding of the value of a low glycemic index diet.  In addition, the ability of stevia extracts to remain stable under heat permits it to be utilized in processed foods.  Rabobank, the premier bank to the global food and agriculture industry, expects annual U.S. sales of Reb A to reach approximately $700 million by 2014.  Reb A is increasingly being used in food and beverage applications. Because Reb A is heat, light and pH stable, it can be used in applications where other sweeteners cannot. Additionally, its taste is closer to sugar than other sweeteners currently being used, which could provide Reb A with significant advantages in certain applications.

Japan accounts for $200 million of the global stevia market due to its early adoption and high acceptance rates. Following the FDA’s GRAS notification for Reb A 95 in December 2008, the stevia market has expanded rapidly, as evidenced by the 200 launches of products containing stevia extracts in 2009 and 97 products in the first quarter of 2010, according to the market research firm Mintel. In total, from mid-2009 to mid-2010, new product launches using stevia extracts increased by 200 percent, with products launched in 35 countries - 237 new products in the first half of 2010 alone, according to Mintel’s Global New Product Database.

Food consultancy Zenith International reports that stevia saw a 27% increase in worldwide volume sales in 2010 over 2009, taking its overall market value to $285 million in 2010. Stevia is currently estimated to account for less than 1% of the global sweetener market, or $500 million, according to research firm KnowGenix. Market research firm Mintel estimates the global market for stevia sweeteners reached $500 million by mid-2011, and both Zenith and Mintel predict continued rapid growth. Zenith expects the global market for stevia-derived products to reach $825 million by 2014.  Asia Pacific, where the ingredient has been used as a sweetener in some regions for decades, has the largest market share for stevia at 35.7%, followed by North America (30%) and South America (24.3%). The potential market for Reb A in the US appears to be considerable. In 2008, the global high intensity sweetener market was valued at approximately $1.3 billion, with the US accounting for approximately 35% ($455 million).

A May 2009 study by The Freedonia Group indicates that greater awareness of the relationship between diet and health will continue to support an increasing demand for products across all categories that offer nutritional and health benefits. The study valued the current United States demand for sweeteners at $12 billion, with alternative sweetener demand accounting for 9.5%. In particular, the food segment is expected to see a high percentage of growth in demand for alternative sweeteners in the United States with projected increases reaching 5.2% annually through 2013.

Beverage production in the United States is forecast to increase to nearly 41 billion gallons by 2013, according to the May 2009 study by The Freedonia Group. This projection values this market segment at $101 billion. Some of the largest growth in beverages is expected to occur from flavored and enhanced waters. Driven by a flurry of new product introductions and advancements, growth in traditional carbonated soft drink sales is expected to remain flat (or decline slightly) while products such as enhanced beverages are expected to rise. Stevia extracts have played a significant role in new product development in this category.

Use in All-Natural Products

Stevia benefits from what appears to be a widespread consumer belief that all-natural products are healthier than artificial products, particularly in the sweetener industry where artificial high-intensity sweeteners have been subject to consumer health risk concerns.  A Harris Poll in 2008 found that three out of five Americans believe artificial sweeteners are only somewhat safe or not safe at all. Further, an August 2008 survey by IFIC Food and Health reported that 43% to 45% of Americans said they wanted to use less aspartame, sucralose and saccharin.  Consumers are increasingly demanding healthier and more nutritious food and beverage products. Products with excessive levels of sugar and high fructose corn syrup are increasingly being shunned, as are those fortified with synthetic or artificial low-calorie sweeteners. Lower calorie products with natural ingredients are increasingly in demand.  Growing consumer preference for all-natural products, together with increasing rates of obesity and diabetes, have created significant demand for an all-natural, zero-calorie sweetener alternative.

Stevia presents food and beverage companies with the opportunity to offer consumers a healthier, natural alternative to nutritive and artificial sweeteners.  In addition, stevia extracts may be used in products claiming all-natural status, which is a significant factor for many consumers. In 2008, all-natural was the most prevalent claim for new products launched. In fact, according to AC Nielsen, retail sales that year of all-natural products in the United States were valued at more than $22 billion, which represents a 10% increase from 2007 and a 37% increase since 2004.

Growth in Products Containing Stevia

According to Mintel's August 2009 report “Stevia and other Natural Sweeteners,” more than 115 new food and beverage products containing stevia were launched in the United States in the first seven months of 2009 by leading global food and beverage companies such as The Coca Cola Company, Cargill, PepsiCo and Merisant Company.  Recently introduced products that utilize stevia extract as a sweetener include Coca Cola Company's Sprite®, Vitaminwater10™ and Odwalla® juices, PepsiCo's SoBe Lifewater® and Trop50, and Dr. Pepper Snapple Group's launch of All Sport Naturally Zero.    These products joined Cargill's tabletop sweetener TRUVIA™, Merisant Company's tabletop sweetener PureVia™ and ZEVIA™ Cola, the first commercially produced cola beverage sweetened with stevia.

Competition

Our goal is to establish ourselves as the first major vertically integrated North American stevia grower of branded, high purity stevia leaf made from proprietary varieties at low cost.  In addition to competition from producers and distributors of sugar, high fructose corn syrup, artificial sweeteners and other natural sweeteners, our competitors include national and international producers and distributors of stevia products.  Each of these competitors is larger, more established and has more resources than we do.  In addition, major global companies are expected to enter the market as demand for stevia grows.

Currently, the largest producer of stevia-based sweeteners is Cargill, Incorporated, an international producer and marketer of food, agricultural, financial and industrial products and services that produces Truvia® tabletop sweetener, the leading stevia tabletop sweetener in the US.  In early May 2011, AC Nielsen reported that Truvia®, had surpassed Sweet N Low® to become the number two sugar substitute in the U.S., and is now in more than five million U.S. households, accounting for 14% of the US tabletop sugar substitute market.  Another key competitor, PureCircle, is a Malaysian based supplier of stevia for the PureVia™ tabletop stevia brand, which was developed jointly by Merisant Company and PepsiCo, Inc. The acknowledged global leader in stevia production, PureCircle has contracts with PepsiCo and Whole Earth Sweetener Co. L.L.C. to supply Reb A and an exclusive license to market Reb A 97 under the PureVia™ brand.  PureCircle also has supplied Cargill with Reb A.

Other significant producers and distributers of stevia include the following:

Blue California is an ingredient company based in Southern California with extraction operations in China. Blue California offers a Reb A 97 product marketed under the brand Good & Sweet™. The Reb A content of this company’s sweetener is 97% or greater and has GRAS status for use of the sweetener in various foods and beverages.

Corn Products International has a long-term agreement with Morita Kagaku Kogyo Co., Ltd. of Japan for access to its strain of stevia. Morita has been growing stevia in Brazil since 2007 and marketing a high-grade Reb A product called Enliten, which has GRAS status. Corn Products International has not yet launched any stevia based products.

GLG Life Tech Corp. offers Rebpure™, a Reb A 97 product.  GLG Life Tech has also supplied Cargill with high-grade stevia extract that has been used in Truvia® tabletop sweetener.

McNeil Nutritionals, LLC, the maker of Splenda, has launched Sun Crystals All-Natural Sweetener, which combines stevia with pure cane sugar. According to the company, the product contains five calories per packet, and one packet has the same sweetness as two teaspoons of sugar.

Sunwin USA, L.L.C. and Wild Flavors filed GRAS notices in September 2009 that are still pending. One is for using Reb A as a general purpose sweetener in various food categories. Another is for using purified steviol glycosides with Reb A and stevioside as the principal components for use as a general-purpose sweetener in various food categories.

Sweet Green Fields L.L.C. has a stevia sweetener in which Reb A accounts for 97% or more of the content, with other steviol glycosides at 3% or less. The FDA has indicated that it has no objections to the sweetener for use as a general purpose sweetener in foods, excluding meat and poultry products.

Whole Earth Sweetener Co. L.L.C. has a stevia sweetener with higher than 95% Reb A, with limits for stevioside of under 2% and for steviol of under 0.005%. The FDA has indicated that it has no objections to the GRAS status of the sweetener for use in various foods and beverages.

Wisdom Natural Brands has a stevia sweetener with Reb A and stevioside accounting for 86% to 90% of the steviol glycoside content. Other steviol glycosides, including rebaudioside C and dulcoside A, may also be present. The FDA has indicated that it has no objections to the GRAS status of this sweetener for use as a general purpose sweetener in foods, excluding meat and poultry products and infant formulas.

S&W Seed Company has launched a launched a pilot program to produce stevia leaf as the source of an all-natural, non-caloric sweetener. S&W is a leader in warm climate alfalfa seed varieties, including varieties that can thrive in poor, saline soils.

Government Regulation

Regulatory Approval of Stevia in Food and Beverage Markets

Stevia has been approved for use in food and beverages in multiple markets around the world.  Such approval is granted typically by a government body for the use of a refined stevia extract, such as Reb A, for use in formulations of consumer products including food, beverages, and tabletop sweeteners.

In June 2008, the Joint Expert Committee on Food Additives ("JECFA"), administered jointly by the United Nations’ World Health Organization (WHO) and the Food and Agricultural Organization (FAO), raised the acceptable daily intake level for stevia. Established in 1956 as an international scientific committee that to evaluate food additives, JEFCA is now widely recognized as the leading authority in risk assessment of food hazards. The committee has evaluated more than 1,500 food additives and established the main principles and guidelines of safety assessment for chemicals in foods. JECFA published its approval of stevia after a decade of study, stating that, "95% steviol glycosides are safe for human use in the range of four milligrams per kilogram of body weight per day". This doubled the average daily intake level previously set by JECFA from earlier studies.

United States

On December 17, 2008, the FDA issued its first no objection letter with respect to Reb A as a general purpose sweetener.  Reb A 97 and Reb A 95 have been “generally recognized as safe” (GRAS) and permitted for use as sweeteners for food and beverages in the United States.  The ruling enabled food and beverage companies to use stevia products containing Reb A in their products. Before the FDA’s approval, stevia had only been permitted as a dietary supplement.  There is now more than 10 Reb A sweeteners for which there has been a GRAS notification sent to the FDA and the FDA responded by issuing a no objection letter.  This response indicates the FDA has no objection to the company’s conclusion within the GRAS notification that the Reb A is “generally recognized as safe” among qualified experts for use in products such as beverages, foods, and tabletop sweeteners.  When introducing new products containing Reb A in the United States, companies may submit such a GRAS notification letter to the FDA for their review, or alternatively they may privately assert GRAS status through conducting internal reviews of their manufacturing process, product purity, and safety data.

European Union

In July 2011, member governments of the European Union approved the sale of natural sweeteners derived from the stevia plant for use in certain foodstuffs. The European Commission formally adopted the regulation permitting the use of steviol glycosides as a sweetener for foods and beverages throughout all 27 member states of the European Union. The regulation was published on November 12 in the Official Journal of the EU, thus becoming effective 20 days later, on December 2, 2011.

The government of France approved Reb A 97 for use as an ingredient in food and beverages in September 2009.  France’s decision marked the first approval of Reb A 97 in the European Union.

Australia and New Zealand

The Australian and New Zealand food and safety regulatory body approved stevia for use as an ingredient in food and beverages in 2008. The approval was based on research and data published by JECFA as well as studies conducted by the Plant Science Group at Central Queensland University and Australian Stevia Mills.

Others

Other countries where stevia extracts have been approved for use in food and beverages include China, Japan,  Mexico, Brazil, and Paraguay.

Other Regulations

In addition to laws and regulations enforced by the FDA and those related to the sale of stevia leaf or refined stevia extract, we are also subject to regulations under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other present and potential future federal, state or local laws and regulations, as our research and development may involve the controlled use of hazardous materials, chemicals, and compounds.

Intellectual Property

We have no patents or trademarks.

Employees

We have one full-time employee, our Chief Executive Officer Robert Brooke, and one part-time employee.  We expect to increase the number of our employees as we increase our operations.

Environmental Law Compliance

Our agricultural operations will be subject to a broad range of evolving environmental laws and regulations. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Comprehensive Environmental Response, Compensation and Liability Act. These environmental laws and regulations are intended to address concerns related to air quality, storm water discharge and management and disposal of agricultural chemicals relating to agricultural practices.  Any pesticide or agricultural chemicals used will be managed by trained individuals, certified and licensed through the California Department of Pesticide Regulation. Compliance with these laws is not expected to have a material effect on our capital expenditures, however we cannot be certain that in the future the cost of compliance with environmental laws and regulations will not be material. Moreover, it is possible that future developments, such as increasingly strict environmental laws and enforcement policies thereunder, and further restrictions on the use of agricultural chemicals, could result in increased compliance costs.

Research and Development

As of the date of this report, we have not engaged in any research and development activities.  We expect to begin research and development activities in March 2012.

RISK FACTORS

Investment in our common stock involves a high degree of risk.  The risk factors described below summarize some of the material risks inherent in and affecting our business.  You should carefully consider the following risk factors before making an investment decision. If any of the following risks and uncertainties actually occurs, our business, financial condition, and results of operations could be negatively impacted and you could lose all or part of your investment.

We are a development-stage company and if our development efforts fail you could lose some or all of your investment.

We are in the development stage. We have not conducted any significant operations to date or received any operating revenues. Potential investors should be aware of the problems, delays, expenses and difficulties encountered by an enterprise in our stage of development, many of which may be beyond our control. These include, but are not limited to, problems relating to research and development of stevia seeds, seedlings, and leaf supplies, obtaining sufficient acreage to successfully cultivate and harvest stevia, product testing, branding, sales and marketing, and costs and expenses that may exceed current estimates. We may not successfully develop and commercialize or sell our potential stevia products, and any products we do develop may not be accepted by the marketplace.  We may never realize any revenues, and if we do, our revenues may not be sufficient to support our operations and future research and development programs.  As a result, you could lose your entire investment.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern and we will need to raise substantial additional capital to operate our business.

We have not generated any revenue from operations since our incorporation.  From inception through December 31, 2011, we incurred an aggregate loss of $247,292. These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph to our independent auditors’ report on our financial statements for the year ended March 31, 2011, which are included in our annual report on Form 10-K for the fiscal year ended March 31, 2011, filed with the SEC on July 14, 2011. Although our financial statements raise substantial doubt about our ability to continue as a going concern, they do not reflect any adjustments that might result if we are unable to continue our business. Our financial statements contain additional note disclosure describing the circumstances that lead to this disclosure by our independent auditors.

We expect that our operating expenses will increase substantially over the current fiscal annual period and during the fiscal year ending March 31, 2013 as we ramp-up our business.  We received $250,000 through a convertible debt financing in the January Private Placement.  In addition, on February 7, 2012, we entered into the Subscription Agreement for the issuance of 625,000 shares of common stock and convertible debentures with an aggregate principal amount of $625,000 in five tranches over the period from March 1, 2012 through March 1, 2013, for aggregate proceeds to us of $1,250,000.  After giving effect to the January Private Placement and the irrevocable commitment from the investor under the Subscription Agreement, as of the date of this Form 8-K we expect to have sufficient funds to operate our business over the next 12 months.  However, our estimate of total expenditures could increase if we encounter unanticipated difficulties.  In addition, our estimates of the amount of cash necessary to fund our business may prove to be wrong, and we could spend our available financial resources much faster than we currently expect.

We are not scheduled to receive any funds under the Subscription Agreement until we close the first of five tranches on March 1, 2012.  If the counterparty to the Subscription Agreement breaches its commitments we may not receive any of the committed funds.  If this were to occur, we may not be successful in enforcing our rights under the Subscription Agreement.  Our counterparty to the Subscription Agreement is not domiciled in the US and it may be difficult to obtain and enforce a legal judgment against it.  In addition, we expect to continue to seek funding from our stockholders and other qualified investors in order to pursue our business plan.  Other than in connection with the Subscription Agreement, we do not have any arrangements in place for any future financing.  If the investor under the Subscription Agreement were to breach its agreement with us, or if we cannot raise the money that we need in order to continue to develop our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations. We could be forced to discontinue plans for construction or expansion of a laboratory and nursery facility, halt any planned development of proprietary stevia varieties, reduce or forego sales and marketing efforts and forego attractive business opportunities. If any of these were to occur, there is a substantial risk that our business would fail.  Any additional sources of financing will likely involve the issuance of convertible debt or equity securities, which will have a dilutive effect on our stockholders.

We are not currently profitable and may never become profitable.

We expect to incur substantial losses for the near future, and we may never achieve or maintain profitability. Even if we succeed in commencing farming operations and developing proprietary stevia varieties, we could still incur losses for the foreseeable future and may never become profitable.   We also expect to experience negative cash flow for the foreseeable future as we fund our operations and make significant capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability. Our failure to achieve or maintain profitability could negatively impact the value of our common stock and you could lose some or all of your investment.

We currently face, and will continue to face, significant competition. Additional competitors may enter the stevia business if the value of the market for stevia grows which may result in a decrease in the market price of stevia extract.

Our major competitors for our core stevia business are existing stevia producers in Japan, Korea, China and Malaysia. These competitors include GLG Life Tech Corp., Blue California Inc., Corn Products International, Inc. and Pure Circle Limited. In addition, additional competitors may enter the stevia business if the value of the market for stevia grows which may result in a decrease in the market price of stevia extract.

These competitors may have significantly greater financial, technical and marketing resources, and may have a more established customer base. There is no assurance that we will be able to compete successfully against our competitors or that such competition will not have a material adverse effect on our business operations or financial condition. See "Description of the Business - Competition".

Stevia competes with sugar and high intensity sweeteners in the global sweetener market and the success of stevia will largely depend on consumer perception of the positive health implications of stevia relative to other sweeteners.

The continued growth of stevia's share of the global sweetener market depends upon consumer acceptance of stevia and stevia related products and the health implications of consuming stevia relative to other sweetener products. The publication of any studies or revelation of other information that has negative implications regarding the health impacts of consuming stevia may slow or reverse the growth in consumer acceptance of stevia, which may have a material adverse effect on our business operations and financial condition.

If demand for stevia does not increase, there will be excess capacity which will decrease the market price of stevia and reduce our potential revenues.

Stevia producers have developed a large manufacturing capacity in expectation of a large demand for stevia products and we expect that demand for stevia will increase significantly in the future, particularly in light of the fact that certain stevia products have received GRAS status in the United States. However, there can be no assurance that this will be the case and if demand for stevia does not increase, the stevia market may be subject to significant excess capacity, which would put downward pressure on the market price of stevia and reduce our potential revenues.

Our competitors may develop products or technologies that make ours undesirable or noncompetitive.

Many companies are engaged in the pursuit of growing stevia leaf and manufacturing stevia extract.  Our future success will depend on our ability to maintain a competitive position with respect to technological advances, including the development of stevia varieties with high Reb A content. Many of our competitors have substantially greater capital resources, research and development resources and experience, manufacturing and farming capabilities, regulatory expertise, sales and marketing resources, established relationships with consumer products companies and production facilities.  Our competitors, either alone or with their collaborative partners, may succeed in developing stevia leaf or stevia products that taste better and are more affordable, and our competitors may obtain intellectual property protection or commercialize products sooner than we do. Developments by others may render our stevia leaf or stevia products undesirable by comparison, making it difficult for us to generate revenue.

Our limited operating experience could make our operations inefficient or ineffective.

We are an early-stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects and how we will respond to competitive, financial or technological challenges. Only recently have we explored opportunities in the commercialization of stevia leaf or stevia extracts.  As a result, the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business. We may make errors in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer or fail.

We may not be able to manage our expansion of operations effectively.

Our success will depend upon the expansion of our operations and the effective management of any growth, which will place a significant strain on our management and on our administrative, operational and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems and hire and train qualified personnel. Our management will also be required to develop relationships with new customers, suppliers and third parties.  Our current and planned operations, personnel, systems, and internal procedures and controls may not be adequate to support our future growth. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures.

If we are unable to hire qualified personnel we may not be able to implement our business plan.

We currently have one full-time employee, our Chief Executive Officer Robert Brooke, and one part-time employee.  Attracting and retaining qualified personnel will be critical to our success. Our success will be highly dependent on the hiring and retention of key personnel and scientific staff.  There is intense competition for qualified personnel in our area of activities, and we may not be able to attract and retain the qualified personnel necessary for the development of its respective business.  In addition, we may have difficulty recruiting necessary personnel as a result of our limited operating history.  The loss of key personnel or the failure to recruit necessary additional personnel could impede the achievement of our business objectives.

We may choose to hire part-time employees or use consultants.  As a result, certain of our employees, officers, directors and consultants may from time to time serve as officers, directors and consultants of other companies. These other companies may have interests in conflict with ours.  In addition, we expect to rely on independent organizations, advisors and consultants to provide certain services, including product testing and construction.  The services of these independent organizations, advisors and consultants may not be available to us on a timely basis when needed, and if they are not available, we may not be able to find qualified replacements.  If we are unable to retain the services of qualified personnel, independent organizations, advisors and consultants, we may not be able to implement our business plan.

Our research and development efforts may use novel alternative technologies and approaches that have not been widely studied.  If these technologies are ineffective, we may never develop viable products.

We may use novel approaches and new technologies that have not been widely studied in our product development efforts. These approaches and technologies may not be successful. We expect to apply these approaches and technologies in our attempt to discover new conditions for production of proprietary stevia varieties that are also the subject of research and development efforts of many other companies. If our research and development efforts are unsuccessful we will be unable to develop our products or generate revenues, and you could lose all or part of your investment.

If we are unable to market and distribute our products effectively we may be unable to generate significant revenue.

We currently have no sales, marketing or distribution capabilities. We do not anticipate having the resources in the foreseeable future to allocate to the sales and marketing of our proposed products. We intend to pursue collaborative arrangements regarding the sales and marketing of our products, however, we may be unable to establish or maintain such collaborative arrangements, or if able to do so, they may not provide us with the sales and marketing benefits we expect.  To the extent that we decide not to, or are unable to, enter into collaborative arrangements with respect to the sales and marketing of our proposed products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with appropriate expertise. We may not be able to establish or maintain relationships with third party collaborators or develop in-house sales and distribution capabilities. To the extent that we depend on third parties for marketing and distribution, any revenues we receive will depend upon the efforts of such third parties, such efforts may be unsuccessful.

If we fail to protect or enforce our intellectual property rights or secure rights to patents of others, the value of our intellectual property rights would diminish.

We currently have no patents, patent applications or trademarks.  However, we expect to develop such intellectual property as we increase our research and development efforts.  We may be unable to obtain patents or other protection for any intellectual property we do develop.  If we are issued patents, we cannot predict whether the degree and range of protection any patents will afford us against competitors including whether third parties will find ways to invalidate or otherwise circumvent our patents.  Others may obtain patents claiming aspects similar to those covered by our patents and patent applications.

Our success will also depend upon the skills, knowledge and experience of our personnel, our consultants and advisors as well as our licensors and contractors. To help protect any proprietary know-how we develop and any inventions for which patents may be unobtainable or difficult to obtain, we expect to rely on trade secret protection and confidentiality agreements. To this end, we expect to require our employees, consultants, advisors and contractors to enter into agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business. These agreements may not provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure or the lawful development by others of such information. If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.

If we infringe the rights of third parties we could be prevented from selling products, forced to pay damages, and to defend against litigation.

If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs.  We could be required to

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obtain licenses, which may not be available on commercially reasonable terms, if at all;

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redesign our products or processes to avoid infringement;

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stop using the subject matter claimed in the patents held by others;

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pay damages; or

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defend litigation or administrative proceedings, which may be costly whether we win or lose, and which could result in a substantial diversion of our valuable management resources.

We could become subject to environmental claims.

We are subject to environmental regulations, which require us to minimize impacts upon air, water, soil and vegetation. If our operations violate these regulations, government agencies will usually require us to conduct remedial actions to correct such negative effects. Such actions could substantially increase our costs and potentially prevent us from producing our products.

We will use hazardous materials in our business. Any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly.

Our research and development efforts, and our manufacturing and agricultural processes may involve the controlled storage, use and disposal of certain hazardous materials and waste products. We and our suppliers and other collaborators are subject to federal, state and local regulations governing the use, manufacture, storage, handling and disposal of materials and waste products. Even if we and these suppliers and collaborators comply with the standards prescribed by law and regulation, the risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of an accident, we could be held liable for any damages that result, and any liability could exceed the limits or fall outside the coverage of any insurance we may obtain and exceed our financial resources. We may not be able to maintain insurance on acceptable terms, or at all. We may incur significant costs to comply with current or future environmental laws and regulations.

We may incur substantial liabilities and may be required to limit commercialization of our products in response to product liability lawsuits.

If we are able to develop and commercialize our products, we could become subject to product liability claims.  If we are not able to successfully defend ourselves against such claims, we may incur substantial liabilities or be required to limit commercialization of our products. If we are unable to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability, claims could prevent or inhibit the commercialization of products we develop, alone or with corporate collaborators. Even if our agreements with any future corporate collaborators entitle us to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

Government regulation of our products could increase our costs, prevent us from offering certain products or cause us to recall products.

While stevia and/or stevia products have been approved for use in food and beverages in most major economic regions, including the United States, the European Union, and Japan, although there are still certain countries and regions where stevia has not been approved for use.  Global demand for stevia and stevia products may be limited if stevia’s approval is not sustained or obtained in these regions.

The processing, formulation, manufacturing, packaging, labeling, advertising and distribution of our products is subject to regulation by one or more federal agencies, and various agencies of the states and localities in which our products are sold. These government regulatory agencies may attempt to regulate any of our products that fall within their jurisdiction. Such regulatory agencies may not accept the evidence of safety for any new ingredients that we may want to market, may determine that a particular product or product ingredient presents an unacceptable health risk, may determine that a particular statement of nutritional support that we want to use is an unacceptable drug claim or an unauthorized version of a food "health claim," may determine that a particular product is an unapproved new drug, or may determine that particular claims are not adequately supported by available scientific evidence. Such a determination would prevent us from marketing particular products or using certain statements of nutritional support on our products. We also may be unable to disseminate third-party literature that supports our products if the third-party literature fails to satisfy certain requirements.

In addition, a government regulatory agency could require us to remove a particular product from the market. Any future recall or removal would result in additional costs to us, including lost revenues from any products that we are required to remove from the market, any of which could be material. Any such product recalls or removals could lead to liability, substantial costs and reduced growth prospects.

If any of our products contain plants, herbs or other substances not recognized as safe by a government regulatory agency, we may not be able to market or sell such products in that jurisdiction. Any such prohibition could materially adversely affect our results of operations and financial condition. Further, if more stringent statutes are enacted, or if more stringent regulations are promulgated, we may not be able to comply with such statutes or regulations without incurring substantial expense, or at all.

We are not able to predict the nature of future laws, regulations, repeals or interpretations or to predict the effect additional governmental regulation, if and when it occurs, would have on our business in the future. Such developments could, however, require reformulation of certain products to meet new standards, recalls or discontinuance of certain products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, or other new requirements. Any such developments could have a material adverse effect on our business operations and financial condition.

Circumstances outside of our control could negatively affect consumer perception of and demand for our products.

Even if stevia-based products distributed by us conform to international safety and quality standards, sales could be adversely affected if consumers in our target markets lose confidence in the safety, efficacy, and quality of nutritional supplement products. Adverse publicity about stevia or stevia-based products may discourage consumers from buying products distributed by us. We may not be able to overcome negative publicity within a reasonable period of time.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

Our Board of Directors is currently comprised of two directors, Mr. Brooke, our Chief Executive Officer, and Dr. Avtar Dhillon. We have not established an audit committee and we do not have a designated audit committee financial expert on our Board of Directors.  Neither Mr. Brooke nor Dr. Dhillon would be considered independent for purposes of membership on an audit committee pursuant to Nasdaq Marketplace Rules.  Mr. Brooke currently serves as our principal financial officer and principal accounting officer.  However, Mr. Brooke does not have a professional background in finance or accounting.  We expect to appoint independent directors with experience in finance and accounting to our Board of Directors and to hire dedicated finance and accounting staff as we increase our operations.  However, until we have done so, we may be unable to maintain effective internal control over financial reporting and stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

We may not be able to establish or maintain adequate controls over our financial processes and reporting, especially as we increase our operations. We may discover material weaknesses, which we may not successfully remediate on a timely basis or at all. Any failure to remediate any material weaknesses identified by us or to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative impact on the trading price of our stock. Moreover, as we increase our operations we will be required to expend significant resources to design, implement and maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. The costs associated with external consultants, as well as internal resources are significant and difficult to predict.

There is no established public trading market for our common stock, and even if a trading market does develop, our common stock could be illiquid.

There is no established public trading market for our common stock.  Although our common stock is authorized to trade on the OTC Bulletin Board (“OTCBB”) under the symbol “STVF.OB”, no shares have been traded on that market. If a trading market for our common stock does develop, trading on the OTCBB is frequently highly volatile with low volume, and trading in our common stock could be subject to significant fluctuations in stock price and trading volume.  A trading market for our common stock may not ever develop, and if one does develop, it may be limited.  As a result, it may be difficult for stockholders to sell their shares.

Trading of our stock is restricted by the SEC’s “penny stock” regulations and certain FINRA rules, which may limit a stockholder’s ability to buy and sell our common stock.

Our securities are covered by certain “penny stock” rules, which impose additional sales practice requirements on broker-dealers who sell low-priced securities to persons other than established customers and accredited investors. For transactions covered by these rules, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale, among other things. These rules may affect the ability of broker-dealers and holders to sell our common stock and may negatively impact the level of trading activity for our common stock. To the extent our common stock remains subject to the penny stock regulations, such regulations may discourage investor interest in and adversely affect the market liquidity of our common stock.

The Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

If we issue additional shares in the future, our existing shareholders will be diluted.

Our articles of incorporation authorize the issuance of up to 525,000,000 shares of common stock, of which 51,450,000 are outstanding.  In addition, we have issued, or have committed to issue, convertible debentures convertible into approximately 1,194,000 shares of our common stock, not including interest payable under these debentures that is also convertible into shares of our common stock.  We expect to seek additional financing in the future in order to fund our operations, and if we issue additional shares of common stock or securities convertible into common stock our existing stockholders will be diluted.  Our Board of Directors may also choose to issue shares of our common stock, or securities convertible into or exercisable for our common stock, to acquire assets or companies, for compensation to employees, officers, directors, consultants and advisors, or to fund capital expenditures.  The issuance of any such shares will reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Our directors and officers control a portion of our outstanding common stock, which may delay or prevent a change of control of our company or adversely affect our stock price.

As of the date of this report, director Dr. Avtar Dhillon controls 10% of our outstanding common stock and director and Chief Executive Officer Robert Brooke controls 5% of our outstanding common stock.  As a result, they are able to exercise a degree of control over matters requiring stockholder approval, such as the election of directors and the approval of significant corporate transactions. These types of transactions include transactions involving an actual or potential change of control of our company or other transactions that the non-controlling stockholders may deem to be in their best interests and in which such stockholders could receive a premium for their shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Our audited financial statements for the fiscal years ended March 31, 2011 and March 31, 2010 and related management’s discussion and analysis of financial condition and results of operations are available in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2011, and are incorporated herein by reference.  Our unaudited financial statements for the three and nine month periods ended December 31, 2011 and December 31, 2010 and related management’s discussion and analysis of financial condition and results of operations are available in our quarterly report on Form 10-Q filed with the SEC on February 13, 2012, and are incorporated herein by reference.

PROPERTIES

We currently lease office and laboratory space at 5225 Carlson Rd., Yuba City, CA  95993.  Our lease expires on September 1, 2016 and our lease payments are $1,500 per month.  We do not believe our current facilities will be adequate for our needs for the next 12 months and are currently in the process of locating additional land suitable for stevia test plots, and for stevia cultivation and harvest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, owns more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our current executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, the address of each person named in the table is: c/o Stevia First Corp., 5225 Carlson Rd., Yuba City, CA 95993. Shares of our common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of February 24, 2012, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
Directors and Named Executive Officers:
Avtar Dhillon	5,150,000	10.0%
Robert Brooke	2,572,500	5.0%
Tao Chen (2)	0	*
Current Directors and Executive Officers as a Group (2 persons)	11,950,000	15.0%

*Less than 1%

(1)

Based on 51,450,000 shares of our common stock issued and outstanding as of February 24, 2012. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)

Mr. Chen was our sole named executive officer and director during our fiscal year ended March 31, 2011.  His employment with us terminated and he resigned as a director in August 2011, following the private sale of his shares of our common stock to Dr. Dhillon.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal.  No family relationships exist between any of our directors or executive officers.

The following individuals serve as directors and executive officers of our company:

Dr. Avtar Dhillon, 50, has served as the Chairman of our Board of Directors since January 31, 2012 and has served as a director since August 2011.  Dr. Dhillon also served as our Interim Chief Executive Officer and Interim Chief Financial Officer from August 2011 to January 2012.  Dr. Dhillon served as President and Chief Executive Officer of Inovio Pharmaceuticals, Inc. (formerly Inovio Biomedical Corporation) (NYSE Amex: INO) from October 2001 to June 2009, as President and Chairman of Inovio from June 2009 until October 2009, as Executive Chairman until August 2011, and as Chairman from September 2011. During his tenure at Inovio, Dr. Dhillon led the successfully turnaround of the company through a restructuring, acquisition of technology from several European and North American companies, and a merger with VGX Pharmaceuticals to develop a vertically integrated DNA vaccine development company with one of the strongest development pipelines in the industry. Dr. Dhillon led nine successful financings, raising over $136 million for Inovio and concluded several licensing deals valued at over $200 million that included global giants, Merck and Wyeth (now Pfizer). Prior to joining Inovio, Dr. Dhillon was vice president of MDS Capital Corp. (now Lumira Capital Corp.), one of North America's leading healthcare venture capital organizations. In July 1989, Dr. Dhillon started a medical clinic and subsequently practiced family medicine for over 12 years. Dr. Dhillon has been instrumental in successfully turning around struggling companies and influential as an active member in the biotech community. From March 1997 to July 1998, Dr. Dhillon was a consultant to CardiomePharma Corp. ("Cardiome"), a biotechnology company listed on the Toronto Stock Exchange and NASDAQ. While at Cardiome, Dr. Dhillon led a turnaround based on three pivotal financings, establishing a clinical development strategy, and procuring a new management team. In his role as a founder and board member of companies, Dr. Dhillon has been involved in several early stage healthcare focused companies listed on the Toronto Stock Exchange and TSX Venture Exchange, which have successfully matured through advances in their development pipeline and subsequent merger and acquisition transactions. He was a founding board member of Protox Therapeutics, Inc., now a publicly traded specialty pharmaceutical company. Dr. Dhillon maintained his board position until the execution of a financing of up to $35 million with Warburg Pincus in November 2010. Dr. Dhillon currently sits on the Board of Directors of BC Advantage Funds, the largest venture capital corporation in British Columbia, and serves as Chairman of the Board of Directors of OncoSec Pharmaceuticals, Inc. (OTCBB: ONCS).  Dr. Dhillon brings extensive experience in biotechnology companies to our Board of Directors, as well as significant experience with obtaining financing and pursuing and completing strategic transactions.  He has valuable experience serving on the Board of Directors of other publicly traded and privately held companies.

Robert Brooke, 31, has served as a director and our Chief Executive Officer since January 31, 2012, and previously served as our Vice President of Business Development beginning in October 2011. Mr. Brooke is a founder of Genesis Biopharma, Inc. (OTCBB: GNBP.OB), a cancer drug development company, where he served as Director, President and Chief Executive Officer from March 2010 until February 2011. Mr. Brooke is also the founder of Percipio Biosciences, Inc., a privately held research diagnostics company that manufactures and distributes products related to oxidative stress research, and has served as its President since 2008. From 2004 to 2008, he was an analyst with Bristol Capital Advisors, LLC, investment manager to Bristol Investment Fund, Ltd. During this period, Bristol financed over 60 public healthcare and life science companies and was listed by The PIPEs Report as the most active investor in private placements by public biotechnology companies. Mr. Brooke earned a B.S. in Electrical Engineering from Georgia Tech in 2003 and a M.S. in Biomedical Engineering from UCLA in 2005.   Mr. Brooke provides our Board of Directors with public and private capital raising experience, as well as experience in leading early stage biotechnology companies.

EXECUTIVE COMPENSATION

The information required by this item is incorporated herein by reference to our Schedule 14f-1 filed with the SEC on July 28, 2011, under the heading “Executive and Director Compensation”.

As previously disclosed on our Form 8-K filed with the SEC on February 7, 2012, on January 31, 2012, our Board of Directors appointed Robert Brooke as our Chief Executive Officer, Secretary, Treasurer, and director.  On January 31, 2011, we entered into an Executive Employment Agreement with Mr. Brooke. Under the agreement, Mr. Brooke will receive an initial annual base salary of $100,000 and will be eligible to participate in the benefits made generally available to similarly-situated executives. The agreement further provides that if Mr. Brooke is terminated other than for cause, death or disability, he is entitled to receive severance payments equal to six months of his base salary. If Mr. Brooke terminates his employment with us with good reason following a change of control, Mr. Brooke is entitled to receive severance payments equal to 12 months of his base salary. Severance payments will be reduced by any remuneration paid to Mr. Brooke because of Mr. Brooke’s employment or self-employment during the applicable severance period. The Executive Employment Agreement has an initial term of two years.

Under the Executive Employment Agreement, termination for “good reason” means a termination by Mr. Brooke following the occurrence of any of the following events without Mr. Brooke’s consent within six months of a change of control: (a) a change in Mr. Brooke’s position that materially reduces his level of responsibility; (b) a material reduction in Mr. Brooke’s base salary, except for reductions that are comparable to reductions generally applicable to similarly situated executives of the Company; and (c) relocation of Mr. Brooke’s principal place of employment more than 25 miles. The term “change of control” is defined as a change in ownership or control of the Company effected through a merger, consolidation or acquisition by any person or related group of persons (other than an acquisition by the Company, a Company-sponsored employee benefit plan or by a person or persons that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities possessing more than 50% of the total combined voting power of the outstanding securities of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

During the fiscal years ended March 31, 2009, 2010 and 2011, and through the date of this Form 8-K, there were no transactions to which the Company was a party in which the amount involved exceeds $120,000 and in which any director, officer or beneficial holder of more than 5% of our common stock, or member of such person's immediate family, had or will have a direct or indirect material interest.

Director Independence

Our Board of Directors has determined that Dr. Avtar Dhillon would qualify as “independent” as that term is defined by Nasdaq Marketplace Rule 5605(a)(2).  Mr. Robert Brooke would not qualify as “independent” because he currently serves as our Chief Executive Officer.   Mr. Tao Chen did not qualify as “independent” during fiscal 2011 because he served as our Chief Executive Officer and Chief Financial Officer during that period.  In addition, Dr. Dhillon served as our Interim Chief Executive Officer and Interim Chief Financial Officer during fiscal 2011 and participated in the preparation of our financial statements during that time.  As a result, Dr. Dhillon would not be considered independent for purposes of membership on an audit committee under Nasdaq Marketplace Rules.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock were quoted through the facilities of the OTC Bulletin Board (“OTCBB”) from April 1, 2009 until July 6, 2009 under the symbol “LDMI.OB”. On July 6, 2009, quotation of our shares of common stock on the OTCBB ceased due to our failure to comply with Rule 15c2-11 of the Securities Exchange Act of 1934 (the “Exchange Act”). On February 25, 2010 our shares were again cleared for quotation on the OTCBB under the symbol “LDMI.OB.”  On November 23, 2011, in connection with our name change to Stevia First Corp., the OTCBB provided us with the symbol “STVF.OB”.  However, no shares of our common stock have traded through the OTCBB during any of these periods and there is no established public trading market for our common stock.

The following table sets forth the range of reported high and low closing bid quotations for our common stock for the fiscal quarters indicated as reported on the OTCBB.

	High	Low

Fiscal 2010*
First Quarter ended June 30, 2009	--	--
Second Quarter ended September 30, 2009	--	--
Third Quarter ended December 31, 2009	--	--
Fourth Quarter ended March 31, 2011	--	--

Fiscal 2011*
First Quarter ended June 30, 2010	--	--
Second Quarter ended September 30, 2010	--	--
Third Quarter ended December 31, 2010	--	--
Fourth Quarter ended March 31, 2011	--	--

Fiscal 2012*
First Quarter ended June 30, 2011	--	--
Second Quarter ended September 30, 2011	--	--
Third Quarter ended December 31, 2011	--	--

* There was no established public trading market for our common stock during any of these periods.

Transfer Agent

Our shares of common stock are issued in certificated form.  The transfer agent and registrar for our common stock is Island Stock Transfer, Inc., 15500 Roosevelt Blvd., Suite 301, Clearwater, Florida 33760.

Holders of Common Stock

As of February 13, 2012, there were 39 holders of record of our common stock.  As of such date, 51,450,000 shares were issued and outstanding.

Dividends

We have never declared or paid any cash dividends or distributions on our capital stock.  We currently intend to retain our future earnings, if any, to support operations and to finance expansion and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

As of March 31, 2011, the last day of our 2011 fiscal year, we had not adopted an equity compensation plan and had not granted any stock options.  On February 3, 2012, our Board of Directors approved and adopted the Stevia First Corp. 2012 Stock Incentive Plan, and a majority of stockholders of the Company executed a written consent approving and adopting the Plan.  Under the Plan, we are authorized to issue up to 5,000,000 shares of our common stock in stock incentive awards.

RECENT SALES OF UNREGISTERED SECURITIES

On January 31, 2012, we entered into a Convertible Debenture Subscription Agreement (the “January Subscription Agreement”) pursuant to which we issued a convertible debenture with an aggregate principal amount of $250,000 (the “January Debenture”). The January Debenture bears interest at the rate of 6.0% per annum, payable semi-annually in arrears on June 30 and December 31 of each year beginning on June 30, 2012, and is convertible at the holder’s option into shares of our common stock at an initial conversion price of $0.50 per share. We may elect to make interest payments in common stock valued at the conversion price. The entire principal balance of the January Debenture is due and payable three years following its issuance unless earlier redeemed by us in accordance with its terms. We may repay the principal and interest owing under the January Debenture in common stock at maturity or upon redemption of the debenture under certain circumstances. The January Debenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the January Debenture to become or to be declared due and payable.

The offer and sale of the January Debenture and the shares issuable upon conversion of the January Debenture was not registered under the Securities Act, and the securities were sold in reliance upon exemptions from registration under Section 4(2) of the Securities Act. The January Debenture and the shares issuable upon conversion of the January Debenture may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The purchaser of the January Debenture represented that it is an accredited investor as defined in the rules and regulations under the Securities Act and that it was acquiring the January Debenture and the shares issuable upon conversion of the January Debenture for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Effective October 10, 2011, we affected a seven (7) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 525,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 7,350,000 shares of common stock to 51,450,000 shares of common stock.

Capital Stock Issued and Outstanding

As of February 13, 2012, there were issued and outstanding (i) 51,450,000 shares of common stock, and (ii) one convertible debenture, with principal convertible into 500,000 shares of common stock at the option of the holder.  We are not required to, and do not expect to, register for resale under the Securities Act either the convertible debenture or the shares of common stock issuable upon conversion of the convertible debenture.

Description of Common Stock

We are authorized to issue 525,000,000 shares of common stock. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by our Board of Directors from time to time, the holders of our common stock will be entitled to cash dividends as may be declared, if any, by our Board of Directors from funds available. Subject to any preferential rights of any outstanding series of preferred stock that we may issue, upon liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to receive pro rata all assets available for distribution to the holders.

Transfer Agent

Our shares of common stock are issued in certificated form.  The transfer agent and registrar for our common stock is Island Stock Transfer, Inc., 15500 Roosevelt Blvd., Suite 301, Clearwater, Florida 33760.

Anti-Takeover Provisions of Nevada State Law

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of us or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•

20% or more but less than 33 1/3%;

•

33 1/3% or more but less than or equal to 50%; or

•

more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation that:

•

has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

•

does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of February 13, 2012, we had 39 holders of record of our common stock. Therefore, we believe that these provisions do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•

the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

•

the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

•

if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

•

an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•

an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•

representing 10% or more of the earning power or net income of the corporation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our Bylaws include certain indemnification provisions under which we are required to indemnify any of our current or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company. In addition, our Articles of Incorporation provide that the no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that these provisions do not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. In addition, if Section 2115 of the California Corporations Code is applicable to us, certain laws of California relating to the indemnification of directors, officer and others also will govern.

At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification. We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, that might be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our audited financial statements for the fiscal years ended March 31, 2011 and March 31, 2010 and related management’s discussion and analysis of financial condition and results of operations are available in our Annual Report on Form 10-K filed with the SEC on July 14, 2011, and are incorporated herein by reference.  Our unaudited financial statements for the three and nine month periods ended December 31, 2011 and December 31, 2010 are available in our quarterly report on Form 10-Q filed with the SEC on February 14, 2012, and are incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit	Description
10.1	Form of Subscription Agreement
10.2	Form of Convertible Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVIA FIRST CORP.

Dated: February 27, 2012	By: /s/ Robert Brooke
Name: Robert Brooke
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Subscription Agreement
10.2	Form of Convertible Debenture